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                       LA QUINTA INNS, INC.

                      OFFICERS' CERTIFICATE


          Pursuant to Sections 2.2 and 10.4 of the Indenture dated as of September 15, 1995 (the "Indenture"), between La Quinta Inns, Inc. (the "Company") and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee"), the undersigned officers of the Company do hereby certify as follows in connection with the issuance of the Company's 7 1/4% Senior Notes due 2004 (the "Securities") under the Indenture:

          1. In our opinion, all conditions precedent under the Indenture to the issuance and authentication of the Securities and the delivery of the Securities by the Company have been complied with.

          2. The undersigned have read the conditions referred to in paragraph 1 above and the definitions in the Indenture relating thereto.

          3. The statements of the undersigned contained herein are based upon our participation in the issuance of the Securities and a review of the Indenture.

          4. Each of the undersigned has made such examination or investigation as is necessary in our opinion to enable the undersigned to express an informed opinion as to whether the conditions referred to in paragraph 1 above have been complied with.

          5. The form of the Securities is attached hereto as Exhibit A. The terms of the Securities are as follows:

          Title:                  7 1/4% Senior Notes due 2004

          Limit of aggregate
          principal amount:       $100,000,000

          Principal
          Payment Date:           March 15, 2004

          Interest:               7 1/4% per annum, accruing from
                                  March 11, 1996, payable on
                                  March 15 and September 15 of
                                  each year to holders of record
                                  on the next preceding March 1
                                  or September 1, commencing
                                  September 15, 1996.

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          Place of
          Payment of
          Principal,
          premium and
          interest:               New York, New York

          Redemption              At the option of the Company, in whole or
                                  in part, at any time, at a price equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual bases at the Treasury Yield (as defined in the form of the Securities attached hereto as Exhibit A) plus 12.5 basis points, plus in each case accrued interest to the date of redemption.

          6. The form and terms of the Securities have been established in compliance with the Indenture.


Dated:  March 6, 1996

                                   LA QUINTA INNS, INC.


                                   By: /s/ Gary L. Mead
                                       ------------------------------
                                       Name:    Gary L. Mead
                                       Title:   President and Chief
                                                Executive Officer


                                   By: /s/ Michael A. Depatie
                                       ------------------------------
                                       Name:    Michael A. Depatie
                                       Title:   Senior Vice President-Finance


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